================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported  May 28, 1999
                                                           ------------

                           The Translation Group, Ltd.
             -------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

        Delaware                      000-21725                  23-3382869
---------------------------          ------------            -------------------
State or Other Jurisdiction          (Commission                (IRS Employer
  of Incorporation)                  File Number)            Identification No.)

                   30 Washington Avenue, Haddonfield, NJ     08033
              -----------------------------------------------------
              (Address of Principal Executive Offices)   (Zip Code)


                                 (609) 795-8669
                                 --------------
               (Registrant's Telephone Number, Including Area Code



              (Former Name, Former Address, and Former Fiscal Year,
                          If Changed Since Last Report)

================================================================================

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

           Date:  August 12, 1999

                                              THE TRANSLATION GROUP, LTD.

                                              By: /s/ Charles D. Cascio
                                                 -------------------------------
                                                 Charles D. Cascio
                                                 President and CEO

                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) May 28, 1999
                                                           ------------

                           The Translation Group, Ltd.
             -------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

        Delaware                      000-21725                  23-3382869
---------------------------          ------------            -------------------
State or Other Jurisdiction          (Commission                (IRS Employer
  of Incorporation)                  File Number)            Identification No.)

                   30 Washington Avenue, Haddonfield, NJ     08033
              -----------------------------------------------------
              (Address of Principal Executive Offices)   (Zip Code)


        Registrant's telephone number, including area code (609) 795-8669
                                                           --------------


Item 2. Acquisition or Disposition of Assets. - As previously reported on May 28,1999


Item 3-6. Not Applicable


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired. This amendment provides audited Financial Statements of Planet Access Networks, Inc., a NJ corporation.
               ("Pan")Consisting of:

I.  Independent Auditor's Report:
II. Balance sheet as of December 31, 1998
III. Statements  of Income for the years ended  December  31, 1998 and 1997
IV. Statements of Stockholders' equity for the years ended December 31, 1998 and 1997
V. Statements of cash flows for the years ended December 31, 1998 and 1997 VI. Notes to Financial Statements.

 (b) Pro Forma Financial Information.

    This amendment also provides unaudited Proforma condensed consolidated information.
I.  Unaudited proforma Condensed Consolidated Balance Sheet.
II. Unaudited proforma Condensed Consolidated Statement of Operations

    The above audited fiancial statements and unaudited proforma condensed consolidated financial information were not included in the Form 8-K filed by the registrant on May 28, 1999 because the information was not determinable at such time.


    All capitalized terms used herein but not otherwise defined shall have the respective meanings given them in the Form 8-K filed by the registrant on May 28, 1999

   (c) Exhibits

         None

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                The Translation Group, Ltd.
                                ------------------------------------------
                                         (Registrant)


Date   August 12, 1999               By:  /s/ Charles D. Cascio
     ----------------                -------------------------------------
                                     Charles D. Cascio,
                                     President and Chief Executive Officer

                          PLANET ACCESS NETWORKS, INC.
                              FINANCIAL STATEMENTS


                                TABLE OF CONTENTS
                                -----------------




I.   Independent Auditors' Report:

II.  Balance Sheet as of December 31, 1998

III. Statements of Income for the years ended December 31, 1998 and 1997

IV. Statements of Stockholders' Equity for the years ended December 31, 1998 and 1997

V.  Statements of Cash Flows for the years ended December 31, 1998 and 1997

VI. Notes to Financial Statements.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Planet Access Networks, Inc.


We have audited the balance sheet of Planet Access Networks, Inc. as of December 31, 1998 and the related statements of income, changes in stockholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Planet Access Networks, Inc. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.






                                                             WISS & COMPANY, LLP


Livingston, New Jersey
June 11, 1999

                          Planet Access Networks, Inc.
                                  Balance Sheet
                             As of December 31, 1998

                                                                                                 December 31,
                                                                                                     1998
                                                                                                     ----
 ASSETS
 Current assets:
   Cash                                                                                         $          2,196
   Accounts receivable, net of allowance for doubtful accounts of $28,687                                273,941
   Other current assets                                                                                    1,000
                                                                                               -----------------

 Total current assets                                                                                    277,137

 Property and equipment, net of accumulated depreciation                                                 366,782

 Net assets of discontinued operations                                                                    16,839

 TOTAL ASSETS                                                                                   $        660,758
                                                                                               =================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                                                                             $         79,678
   Notes payable, bank                                                                                    67,900
   Current portion Obligations under capitalized leases                                                   23,282
   Income taxes payable                                                                                    1,000
   Deferred income taxes                                                                                  78,000
   Accrued liabilities                                                                                    95,287
   Deferred income                                                                                        46,477
                                                                                               -----------------

 Total current liabilities                                                                               391,624
                                                                                               -----------------
 Obligations under capitalized leases less current portion                                                 9,428
                                                                                               -----------------

 Deferred income taxes                                                                                    32,300
                                                                                               -----------------
 Commitments and contingencies

 Stockholders' equity:
   Common stock, no par value, 1,000 shares authorized, issued and outstanding                             6,487
   Retained earnings                                                                                     220,919
                                                                                               -----------------

 Total stockholders' equity                                                                              227,406
                                                                                               -----------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                     $        660,758
                                                                                               =================


      See Auditors' Report and Accompanying Notes to Financial Statements.


                          PLANET ACCESS NETWORKS, INC.
                              Statements of Income
                 For the years ended December 31, 1998 and 1997


                                                                                     DECEMBER 31,            DECEMBER 31,
                                                                                        1998                     1997
                                                                                        ----                     ----
 Revenue                                                                            $      1,855,063       $      1,416,805
 Cost of revenue                                                                           1,240,311                889,908
                                                                                   -----------------       ----------------

 Gross profit                                                                                614,752                526,897

 Selling, general and administrative                                                         516,365                396,431
                                                                                   -----------------       ----------------

 Operating income                                                                             98,387                130,466

 Interest expense                                                                             16,179                 37,821
                                                                                   -----------------       ----------------

 Income from continuing operations before provision for income taxes                          82,208                 92,645

 Provision for income taxes                                                                    7,300                 24,600
                                                                                   -----------------       ----------------

 Income from continuing operations                                                            74,908                 68,045

 Discontinued operations:
   Loss from operations of the internet service provider division
     to be disposed of (net of income tax benefit of $3,800 in 1998                           24,000                 18,800
     and $5,200 in 1997)                                                           -----------------      -----------------

 Net income                                                                         $         50,908       $         49,245
                                                                                   ==================     =================



      See Auditors' Report and Accompanying Notes to Financial Statements.


                          PLANET ACCESS NETWORKS, INC.
                       Statements of Stockholders' Equity
                 For the years ended December 31, 1998 and 1997



                                                                                             TOTAL
                                                     COMMON       COMMON      RETAINED    STOCKHOLDERS'
                                                     SHARES        STOCK      EARNINGS       EQUITY
                                                     ------       -------     --------    -------------
 BALANCE AT DECEMBER 31, 1996                           1,000    $   6,487   $  120,766   $  127,253

   Net Income                                               -            -       49,245       49,245
                                                   -----------  -----------  -----------  -----------

 BALANCE AT DECEMBER 31, 1997                           1,000        6,487      170,011       176,498

   Net Income                                               -            -       50,908        50,908
                                                   -----------  -----------  -----------  -----------

 BALANCE AT DECEMBER 31, 1998                           1,000    $   6,487   $  220,919   $   227,406
                                                   ===========  ===========  ==========  ============



      See Auditors' Report and Accompanying Notes to Financial Statements.


                          PLANET ACCESS NETWORKS, INC.
                            Statements of Cash Flows
                 for the Years Ended December 31, 1998 and 1997


                                                                                           DECEMBER 31,   DECEMBER 31,
                                                                                              1998           1997
                                                                                              ----           ----
 CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
   Net Income                                                                               $ 50,908       $  49,245
   Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
     Loss from discontinued operations                                                        24,000          18,800
     Deferred income taxes                                                                     1,800          22,000
     Depreciation                                                                            116,475          64,144
     Provision for bad debt                                                                   28,687          16,754
   Changes in operating assets and liabilities:
     Accounts receivable                                                                      65,605        (260,519)
     Other current assets                                                                                      1,050
     Accounts payable                                                                        (12,569)         74,747
     Accrued liabilities                                                                      43,229          52,058
     Deferred income                                                                          11,459          35,018
     Income taxes payable                                                                         -            1,000
                                                                                             -------           -----

 Net cash provided by (used in) continuing operations                                        329,594          74,297

 Net cash provided by (used in) discontinued operations                                      (41,349)         25,578
                                                                                             --------         ------
                                                                                             288,245          99,875
                                                                                             -------        --------

 CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
   Purchase of property and equipment                                                       (247,923)       (110,623)
                                                                                            ---------       ---------

 Net cash provided by (used in) investing activities                                        (247,923)       (110,623)
                                                                                            ---------       ---------

 CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
   Net proceeds from notes payable, banks                                                     47,900          20,000
   Payments on lease obligations                                                             (17,116)         (6,708)
   Payments on lease obligations, discontinued operations                                    (32,710)        (18,999)
   Loans and advances to officers                                                            (36,200)         15,200
                                                                                             --------         ------

 Net cash provided by (used in) financing activities                                         (38,126)          9,493
                                                                                             --------          -----

 Net increase (decrease) in cash                                                               2,196          (1,255)

 Cash, beginning of year                                                                           -           1,255
                                                                                               -----           -----

 Cash , end of year                                                                      $     2,196               -
                                                                                         ===========       =========


 SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  During the years ended  December 31, 1998 and 1997,  the Company  entered into several capital lease obligations in the amounts of $25,000 and $30,000, respectively for continuing operations and $122,000 in 1997 discontinued operations

 SUPPLEMENTAL  DISCLOSURE  OF CASH FLOW  INFORMATION:

Cash paid during the year for:
      Interest                                                                             $  16,970       $  36,815
                                                                                           =========       =========
      Income taxes                                                                              $  6       $     912
                                                                                           =========       =========


      See Auditors' Report and Accompanying Notes to Financial Statements.


                          Planet Access Networks, Inc.
                          Notes to Financial Statements

NOTE 1-THE COMPANY

Planet Access Networks, Inc. (the "Company") is a digital communications solutions provider. The Company provides an integrated service offering consisting of strategic consulting, design of information architectures and user-interfaces and creation and customization of software necessary to implement our digital communications solutions. The Company primarily use Internet-based technologies to create digital communications solutions for the World Wide Web.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenue  is  accounted  for  under  the  percentage  of  completion   method  of
accounting, whereby sales and costs are recognized as work on contracts progresses. Changes in estimates for revenue, costs and profits are recognized in the period in which they are determinable. Work in progress represents the excess of revenue recognized for financial reporting purposes over amounts contractually permitted to be billed to customers. At December 31, 1998 there was no work in process. Deferred revenue represents excess of amounts billed over revenue recognized for financial reporting purposes. Invoices are rendered based upon terms of the contract.

CAPITALIZED COMPUTER SOFTWARE COSTS

Generally accepted accounting principles requires companies to capitalize and amortize certain costs associated with developing software for internal use. There are three stages: the preliminary project stage; the application development stage; and the post-implementation/operation stage. After the preliminary project stage is completed and management has committed to funding a software project whose sucess is probable, such costs are capitalized. Once the software is placed into service, the capitalized costs are amortized over the period of expected benefit in a systematic and rational manner. The amount capitalized in 1998 was approximently $148,000.

CONCENTRATION OF CREDIT RISK

The Company grants unsecured credit to virtually all of its customers, with no individual customer comprising a concentrated risk. Management believes that credit risk associated with accounts receivable is limited due to the Company's long standing relationships with the majority of its customers.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost net of depreciation and amortization. Depreciation and amortization are computed using straight-line and accelerated methods over the estimated useful lives of the assets in place.

INCOME TAXES

The Company  has elected  under the  Internal  Revenue  Code to be taxed as an S
Corporation beginning with the year ended December 31, 1997. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income (other than "built -in gains" taxes). Instead, the stockholders are liable for individual federal income taxes on their proportionate shares of the Company's taxable income. The Company is also liable for New Jersey corporate income taxes on its taxable income. The Company has also elected to be taxed using the cash basis of accounting.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

FINANCIAL INSTRUMENTS

Financial instruments include cash, accounts receivable, accounts payable, bank notes payable and accrued expenses. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market and other information available to management.

NEW ACCOUNTING PRONOUNCEMENTS

In March 1998, the accounting Standards Executive Committee issued Statement of Position 98-1 ("SOP 98-1"), Accounting for the cost of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires all costs related to the development of internal use software other then those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. SOP 98-1 is effective for fiscal years ending December 31, 1999

In addition to the aforementioned pronouncements, SFAS 133, Accounting for Derivative Instruments and Hedging Activities was issued in June 1998. SFAS 137 defers the effective date for implementation of SFAS 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000.

The Company does not expect that any of the aforementioned pronouncements will have a significant effect on its financial statements.


NOTE 3-PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                    December 31, 1998        Useful Life (Years)
                                    -----------------        -------------------
Computer Hardware                       $265,108                      5
Computer Software                        194,809                      5
Leased Equipment                          55,000                      5
Office Equipment                          21,380                      5
Furniture and Fixtures                    12,004                      5
                                         -------
Total                                    548,301
Less: accumulated depreciation           181,519
                                         -------
Net property and equipment              $366,782
                                        ========

For the years ended December 31, 1998 and 1997, depreciation expenses were $116,475 and $64,144, respectively.

NOTE 4- NOTES PAYABLE

The original bank loan from PNC Bank for financing of equipment in the amount of $27,000 is payable monthly, beginning August 1998, in the principal amount of $750 plus interest at the rate of 9.75% per anum. The loan is collateralized by the equipment. The balance of the note payable at December 31, 1998 is $23,250.

The Company is also indebted to PNC Bank in the amount of $44,650 at December 31, 1998 which represents the amount outstanding on a line of credit in the amount of $100,000 expiring July 16, 1999. Both of these loans were paid in full in May 1999.

NOTE 5-INCOME TAXES

A summary of current and deferred state income taxes from continuing operations as included in the statement of operations is as follows:



                                     Year Ended
                                     December 31,
                               ----------------------
                               1998             1997
                               ----             ----

          Current             $5,500          $ 2,600

          Deferred            $1,800          $22,000
                              ------          -------
                              $7,300          $24,600
                              ======          =======

The significant components of the Company's deferred tax liability at December 31, 1998 are summarized as follows:


     Cumulative  difference due to the use of
     the cash basis of accounting  for income
     tax reporting purposes.                                $53,600

     Excess of financial  statement  basis of
     property And equipment over tax basis                   56,900
                                                            -------

     Net deferred tax liability                           $ 110,500
                                                          =========

NOTE 6-COMMITMENTS AND CONTINGENCIES

A.       Rent

The Company is currently paying rent on a month to month basis in the amount of $2,700 per month as its lease expired on June 30, 1998 and was not renewed. Rent expenses for the years ended December 31, 1998 and 1997 were $32,400 each year.

B.       Capitalized Leases

Following is a summary of property held under capital leases:



     Data equipment                   $ 55,000

     Accumulated Depreciation           17,000
                                        ------
                                      $ 38,000
                                      --------

Minimum future lease payments under capital leases as of December 31 for each of the next five years and in the aggregate are:


Year Ended  December 31

1999                                            $ 26,014
2000                                               9,676
                                                   -----
Total minimum lease payments                      35,690

Less amount representing interest                  2,980
                                                   -----
Present value of net minimum lease payments       32,710

Less: current portion                             23,282
                                                  ------
                                                 $ 9,428
                                                =========

Interest rates on capitalized leases vary from 8% to 21.7% and are imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

NOTE 7-DISCONTINUED OPERATIONS

On December 31, 1998, the Company adopted a plan to discontinue its internet service provider division ("ISP"). In accordance with the disposal, the Company signed a letter of intent with IBS Interactive ("IBS") for the sale of the division. On May 7, 1999, immediately prior to the closing of the sale of the division to IBS, the Company distributed the net assets of the division to its individual shareholders. The individual shareholders then sold the assets of the division, including property and equipment, accounts receivable, net of accounts payable to IBS for $630,000. The result of this transfer of net assets and the corresponding sale to IBS was an approximate $573,000 gain to the Company during 1999.

Operating results from the discontinued ISP segment for the years ended December 31, 1998 and 1997 have been included in discontinued operations and are as follows:

                                                          December 31
                                                          -----------
                                                     1998           1997
                                                     ----           ----

        Sales Revenue                               $742,000      $651,000
                                                    ========      ========
        Cost of Sales                               $503,400      $392,000
                                                    ========      ========
        Selling, General and Administrative         $266,400      $283,000
                                                    ========      ========
        Income Tax Benefit                          $(3,800)      $(5,200)
                                                    ========      ========
        Net Loss Discontinued Operations            $24,000       $ 18,800
                                                    ========      ========

Assets and liabilities of the ISP division, included in net assets of discontinued operations at December 31, 1998 are as follows:

        Accounts Receivable                             $15,000
        Leased Equipment                                 88,000
        Accounts Payable                                (17,000)
        Capital Lease Obligations                       (69,000)
                                                        --------

        Net assets discontinued operations              $17,000
                                                       =========

NOTE 8 -SUBSEQUENT EVENTS


As of May 1, 1999, the Company sold its internet and website development and management services portion of its business to The Translation Group ("TGL") for 416,668 shares of its stock and cash in the amount of $900,000 to be paid on September 15, 1999. The purchase is secured by the seller's shares: the officers of the seller received four-year employment contracts that include incentive stock options of TGL. TGL agreed further:

I. To secure funding by September 15, 1999, in the minimum amount of $4,000,000.
II. That each of the four sellers has the right to require the purchaser to repurchase at $7.00 per share all or part of the 416,668 shares issued under the agreement if, on September 15, 2000, certain conditions are not met, including the selling price of TGL's common shares is at least $10.00 per share.
III. To establish a $250,000 line of credit for the Company, to be considered as liquidated damages in the event TGL fails to implement its obligations under the agreement.

The purchase price will be allocated to the underlying fair value of the assets acquired, and the balance to excess of purchase price over fair value of net assets acquired.

As a result of the above transaction the Company was required to terminate it's status as an S - corporation for federal income tax purposes. Accordingly, proforma provisions for federal income taxes and the resulting proforma net income are as follows:

                                                   December 31,
                                                   ------------
                                                1998          1997
                                                ----          ----
      Proforma provision for federal
      income taxes at 34%                     $20,000       $25,000
                                              =======       =======

      Proforma Net Income                     $31,000       $24,000
                                              =======       =======

ITEM 7b                    The Translation Group, Ltd
                                and Subsidiaries
                               Proforma Condensed
                           Consolidated Balance Sheet
                                   (Unaudited)
                                 March 31, 1999
                              Amounts in Thousands

                                                                                                            PROFORMA

                                                                       PAN             TGL    Adjustments   Reference   Consolidated
                                                                       ---             ---    -----------   ---------   ------------
ASSETS
Current assets:
  Cash and cash equivalents                                              $2           $1,896            -                    $1,898
  Accounts receivable  (net)                                            274              857            -                     1,131
  Work in process                                                         -              391            -                       391
  Certificate of deposit, pledged                                         -              107            -                       107
  Other current assets                                                    1              350            -                       351
                                                                         --             ----           --                       ---

Total current assets                                                    277            3,601            -                     3,878

Property and equipment  (net)                                           367            1,008            -                     1,375


Investments & Excess of purchase price over fair
 value of net assets acquired  (net)                                      -            1,250        3,192      a,b,c,f        4,442
Loan receivable from officer                                              -              149            -                       149
Other assets                                                             17              128            -                       145
                                                                        ---             ----        -----                       ---

TOTAL ASSETS                                                            661            6,136        3,192                     9,989
                                                                       ====           ======       ======                    ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                       80             452            -                        532
  Notes payable, banks                                                   68             197            -                        265
  Current maturities of long-term obligations                            23             123          874       a              1,020
  Accrued liabilities                                                    95             445            -                        540
  Deferred income                                                        46             245            -                        291
  Inocome Taxes Payable                                                   1               -            -                          1
  Deferred Income Taxes                                                  78               -           29       f                107
                                                                       ----            ----         ----                       ----

Total current liabilities                                               391           1,462          903                      2,756
                                                                       ----          ------         ----                      -----

Long-term obligations, less current maturities                           10             178            -                        188
Deferred Income Taxes                                                    32               -            -                         32

TOTAL LIABILITIES                                                       433           1,640          903                      2,976
                                                                       ----          ------         ----                      -----

Commitments and contingencies
Common Stock redeemable ( under certain condition) at the
  option of purchasers, 416,668 shares issued and outstanding             -               -        2,517       a,b            2,517
                                                                         --              --       ------                      -----
Stockholders' equity:
  Preferred stock, $.001 par value, 1,000,000 authorized,
   no shares issued and outstanding
  Common stock, $.001 par value, 15,000,000 shares
  authorized, 2,278,340 shares outstanding and to be issued               6               2           (6)      c                  2
  Additional paid-in capital                                              -           6,052            -                      6,052
  Unearned portion of compensatory warrants                               -             (45)           -                        (45)
  Retained earnings (deficit)                                           222          (1,467)        (222)      c             (1,467)
  Common stock in treasury, 8,000 shares                                                (68)           -                        (68)
  Foreign currency translation adjustment                                 -              22            -                         22
                                                                         --             ---           --                         --

Total stockholders' equity                                              228           4,496         (228)                     4,496
                                                                       ----          ------         -----                     -----

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $661           $6,136       $3,192                    $9,989
                                                                      =====          =======      =======                    ======

                           THE TRANSLATION GROUP, LTD.
                                AND SUBSIDIARIES
                               PROFORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                       FOR THE YEAR ENDED MARCH 31, 1999
                              AMOUNTS IN THOUSANDS

                                                                                                         PROFORMA

                                                           PAN               TGL             ADJUSTMENTS   REFERENCE    CONSOLIDATED
                                                           ---               ---             -----------   ---------    ------------

Revenue                                                   $1,855            $5,987                 -                         $7,842
Cost of revenue                                            1,240             4,832                 -                          6,072
                                                          ------            ------                --                          -----

Gross profit                                                 615             1,155                 -                          1,770
                                                            ----            ------                --                          -----

Cost and expenses:
  Selling, general and administration                        517             1,865                 -                          2,382
  Research and development                                     -               147                 -                            147
  Special projects and other costs                             -               980                 -                            980
  Corporate administration                                     -               736                 -                            736
  Amortization of excess of purchase price over
   fair value of net assets acquired                           -                97               319           d                416
                                                              --               ---              ----                            ---
Total                                                        517             3,825               319                          4,661
                                                            ----            ------              ----                          -----

Income / (Loss) before other income (expense)                 98            (2,670)             (319)                        (2,891)
                                                             ---            -------             -----                        -------

Other income (expense):
  Interest income                                              -               185                 -                            185
  Interest expense                                           (16)              (45)              (26)          e                (87)
  Foreign currency gains (losses)                              -               (15)                -                            (15)
                                                              --               ----               --                            ----
                                                             (16)              125               (26)                            83
                                                             ----             ----               ----                            --

Income (Loss) before provision for income taxes               82            (2,545)             (345)                        (2,808)

Provision for income taxes                                     7              (396)                -                           (389)
                                                              --              -----             ----                           -----

Net (Loss) from Continuing Operations                         75            (2,149)             (345)                        (2,419)
Loss from Discontinued Operations                             24                 -                 -                             24
                                                             ---                --                --                             --
Net Income (Loss)                                            $51           ($2,149)            ($345)                       ($2,443)
                                                             ===           ========            ======                       ========

Net loss per common share outstanding - basic                               ($0.94)                                          ($0.91)
                                      - diluted                             =======                                          =======
                                                                            ($0.94)                                          ($0.91)
                                                                            =======                                          =======

Weighted-average shares - basic                                          2,278,340                                        2,695,008
Dilutive effect of potential common shares                                       -                                                -
                                                                                --                                                -
Weighted-average shares - diluted                                       $2,278,340                                       $2,695,008
                                                                        ==========                                       ==========

                  THE TRANSLATION GROUP, LTD. AND SUBSIDIARIES
           NOTE TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT



NOTE 1 - ACQUISITION OR DISPOSITION OF ASSETS.

         On May 28, 1999, The Translation Group, Ltd. ( TGL ) / (the "Company") acquired all of the outstanding shares of Planet Access Networks, Inc. ("PAN"). PAN, based in Stanhope, New Jersey, provides a broad range of Internet-related services, including development of e-commerce sites to build clients' presence on the World Wide Web, hosting clients' Internet sites on PAN's servers, maintaining servers operated by clients, and information technology consulting, including design of clients' computer networks.

         The purchase price for the PAN shares (the "PAN Shares") was approximately $3.8 million, consisting of an aggregate 416,668 shares (the "Company Shares") of the Company's Common Stock paid as of the closing and $900,000, payable not later than September 15, 1999. In addition, the Company is obligated to provide funding to PAN in a minimum amount of $4,000,000 (prior to costs and expenses of such funding) which may be obtained, at the Company's discretion, in the form of a public or private sale of securities of the Company or PAN. To secure such obligations, the Company has pledged the PAN Shares to the former shareholders of PAN. In the event the Company breaches its obligations to the former PAN shareholders, their sole remedy is the return of the PAN Shares and payment by the Company of their costs and expenses of the transaction. In addition, PAN would retain $250,000 advanced to it by the Company and any profits earned by PAN subsequent to the closing would be evenly divided by the Company and PAN.

The Company has also agreed to repurchase the Company Shares within ninety (90) days of the first anniversary of the acquisition at a price of $7.00 per share, if, on such anniversary date: (1) the shares of Common Stock are not listed for trading on a national securities exchange or included on NASDAQ; (2) during the ninety (90) days preceding such date, the average weekly trading volume is less than 100,000 shares; and (3) the average of the closing or high bid price during the twenty (20) trading days preceding such date is less than $10.00 per share.

         The terms of the transaction were determined by arms'-length negotiation between the parties. Prior to the acquisition, there was no material relationship between the former shareholders of PAN and the Company or any director, officer or affiliate of the Company or any associate of any such director or officer.

         The Company anticipates that PAN will be operated in accordance with its prior practices. Jeff Cartwright and Fred Lapero, the officers and principal shareholders of PAN, will continue to serve as officers of PAN. In addition, Fred Lapero was elected to the Board of Directors of the Company.

         In addition to maintaining PAN's historic business, the Company intends to utilize PAN's resources to offer the Company's translation services over the Internet.

NOTE 2  - PRESENTATION AND PROFORMA ADJUSTMENTS

The unaudited proforma condensed consolidated balance sheet combines the consolidated balance sheet of TGL at March 31, 1999 and the balance sheet of PAN at December 31, 1998 as if the acquisition described in Note 1 had been consummated on March 31, 1999.

The unaudited proforma condensed consolidated statements of operations presented has been prepared as if the acquisition described in Note 1 had been consummated as of April 1, 1998.

          The financial information of TGL reflects the results of operations for the period April 1, 1998 to March 31, 1999. The financial information of PAN reflects the results of operations for the period January 1, 1998 to December 31, 1998.

(a) To reflect acquisition of 1000 shares of Planet Access Networks, Inc. ("PAN") in exchange for 416,668 shares of the Translation Group, LTD. ("TGL") at a share amount of $7.00 per share before discount and $900,000 Note payable on September 15, 1999. The note payable has been discounted to $874,000 using the company's then incremental borrowing rate.

(b) To reflect the discounted value of a guarantee $7 per share at May 28,2000 provided by to PAN shareholders using an expected incremental borrowing rate.

(c)To eliminate the investment and corresponding stockholders equity acquired in PAN by TGL and to establish the resulting excess of purchase price over fair value of net assets acquired.

(d) To record amortization of excess purchase price over fair value of assets acquired using a life of 10 years of $326,000 per year

(e) To record expected interest expense on at acquisition note payable as if the note were outstanding during the year.

(f) To record the deferred tax liability associated with the termination of PAN's S-Corporation election resulting from the completion of the transaction with TGL.

NOTE - 3 EARNINGS PER SHARE

Net loss per share is calculated by treating all common stock issued after March 31, 1999 as outstanding for all periods reported.